Exhibit 9(j)


                         ALLSTATE LIFE INSURANCE COMPANY
                                3100 Sanders Road
                           Northbrook, Illinois 60062

MICHAEL J. VELOTTA                                 DIRECT DIAL: 847-402-2400
SENIOR VICE PRESIDENT,                             FACSIMILE: 847-326-6742
SECRETARY AND GENERAL COUNSEL

December 11, 2003

TO:      ALLSTATE LIFE INSURANCE COMPANY
         NORTHBROOK, ILLINOIS  60062

FROM:    MICHAEL J. VELOTTA
         SENIOR VICE PRESIDENT, SECRETARY AND
         GENERAL COUNSEL

RE:      POST EFFECTIVE AMENDMENT NO. 19 TO
         FORM N-4 REGISTRATION STATEMENT
         UNDER THE SECURITIES ACT OF 1933 AND
         THE INVESTMENT COMPANY ACT OF 1940
         FILE NOS.  333-72017, 811-09227
         ALLSTATE ADVISOR VARIABLE ANNUITY

With reference to the above-mentioned amended registration statement on Form N-4 ("Registration Statement") filed by Allstate Life Insurance Company (the "Company"), as depositor, and Allstate Life Insurance Company Separate Account A, as registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts described therein, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of December 11, 2003:

1. The Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business by the Director of Insurance of the State of Illinois.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectuses constituting a part of the Registration Statement.

Sincerely,


/s/ MICHAEL J. VELOTTA
------------------------------
Michael J. Velotta
Senior Vice President, Secretary and
  General Counsel